AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WENDY’S COMPANY

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	38-0471180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dave Thomas Blvd.

Dublin, OH 43017

(614) 764-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Scott Toop, Esq.

Senior Vice President, General Counsel and Secretary

The Wendy’s Company

One Dave Thomas Blvd.

Dublin, OH 43017

(614) 764-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock (2)
Preferred Stock (2)
Senior Debt Securities and Subordinated Debt Securities (collectively, “debt securities”)
Depositary Shares
Warrants
Purchase Contracts
Units

(1)	Pursuant to General Instruction II.E., this information is not required to be included. An indeterminate aggregate initial offering price or number of shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, purchase contracts and units of The Wendy’s Company is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per security will be determined, from time to time, by The Wendy’s Company. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, The Wendy’s Company hereby defers payment of the registration fee required in connection with this registration statement.
(2)	Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or shares of preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus contains a general description of securities that may be offered for sale by us or by the selling stockholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be issued by The Wendy’s Company. The common stock of The Wendy’s Company is listed on the NASDAQ Global Select Market under the trading symbol “WEN.”

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 8 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MAY 13, 2015.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on The Wendy’s Company and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that The Wendy’s Company has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	common stock, par value $.10 per share (the “common stock”),

•	preferred stock, par value $.10 per share (the “preferred stock”),

•	debt securities,

•	depositary shares,

•	warrants,

•	purchase contracts, and

•	units.

In addition, the selling stockholders may offer and sell from time to time shares of our common stock.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars or foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling stockholders sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling stockholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling stockholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The prospectus supplement will also contain, with respect to the securities being sold by us or the selling stockholders, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “The Wendy’s Company” or “the Company” refer to The Wendy’s Company, a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You may also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about The Wendy’s Company at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

Our SEC filings are also available on our website at www.aboutwendys.com. The information contained on our website is not part of, or incorporated into, this prospectus or any applicable prospectus supplement or other offering material.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 28, 2014 (filed February 26, 2015)[1];

•	Our definitive proxy statement on Schedule 14A with respect to our 2015 annual meeting of stockholders (filed April 17, 2015) (but only to the extent that any sections of our proxy statement are incorporated into our Annual Report on Form 10-K for the year ended December 28, 2014);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 29, 2015 (filed May 6, 2015)[1];

•	Our Current Reports on Form 8-K filed on February 24, 2015 and May 6, 2015 (except for any information furnished under Item 2.02 or Item 7.01 of Form 8-K); and

•	The description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12(b) the Exchange Act on December 23, 2011, and any amendment or report filed for the purpose of updating such description.

(1)	Prior to fiscal 2015, the Company reported its system optimization initiative as a discrete event and separately included the related gain or loss on sales of restaurants, impairment losses and other associated costs, along with other restructuring initiatives, in “Facilities action (income) charges, net.” In February 2015, the Company announced plans to reduce its ongoing company-owned restaurant ownership to approximately 5% of the total system and further emphasized that restaurant dispositions and acquisitions are a continuous and integrated part of the overall strategy to optimize its restaurant portfolio. As a result, commencing with the first quarter of 2015, all gains and losses on dispositions are included on a separate line in our consolidated statements of operations, “System optimization gains, net” and impairment losses recorded in connection with the sale or anticipated sale of restaurants are reclassified to “Impairment of long-lived assets.” In addition, the Company retitled the line, “Facilities action (income) charges, net” to “Reorganization and realignment costs” in its consolidated statements of operations to better describe the current and historical initiatives included given the reclassifications described above. The Company believes the new presentation will aid users in understanding its results of operations. Such reclassifications had no impact on operating profit, net income or net income per share. For additional information, see Note 1 (Basis of Presentation) to the Company’s consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2015.

The following table presents selected consolidated statement of operations data for the years ended December 28, 2014 and December 29, 2013 which reflects the reclassifications described above to conform to the 2015 fiscal year presentation. All amounts being reclassified were separately disclosed in the notes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014.

(in thousands)	Fiscal Year Ended
	December 29, 2013	December 28, 2014
Statement of operations data:
Revenues
Sales	$2,165,829	$1,670,247
Franchise revenues	321,581	390,816

Total revenues	$2,487,410	$2,061,063

Costs and expenses
Cost of sales	$1,839,740	$1,400,796
General and administrative	293,792	263,257
Depreciation and amortization	182,359	159,353
System optimization gains, net	(51,372)	(91,579)
Reorganization and realignment costs	37,017	31,903
Impairment of long-lived assets	36,385	19,613
Impairment of goodwill	9,397	—
Other operating expense, net	4,950	26,212

Operating profit	$135,142	$251,508

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (www.aboutwendys.com) is not incorporated into this prospectus or any applicable prospectus supplement or other offering material.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning The Wendy’s Company at the following address:

The Wendy’s Company

One Dave Thomas Blvd.

Dublin, Ohio 43017

Attention: Office of the General Counsel

Telephone: (614) 764-3100

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus may contain certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to, the following:

•	competition, including pricing pressures, couponing, aggressive marketing and the potential impact of competitors’ new unit openings on sales of Wendy’s restaurants;

•	consumers’ perceptions of the relative quality, variety, affordability and value of the food products we offer;

•	food safety events, including instances of food-borne illness (such as salmonella or E. coli) involving Wendy’s or its supply chain;

•	consumer concerns over nutritional aspects of beef, poultry, french fries or other products we sell, concerns regarding the ingredients in our products and/or cooking processes used in our restaurants, or concerns regarding the effects of disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies;

•	the effects of negative publicity that can occur from increased use of social media;

•	success of operating and marketing initiatives, including advertising and promotional efforts and new product and concept development by us and our competitors;

•	the impact of general economic conditions and increases in unemployment rates on consumer spending, particularly in geographic regions that contain a high concentration of Wendy’s restaurants;

•	changes in consumer tastes and preferences, and in discretionary consumer spending;

•	changes in spending patterns and demographic trends, such as the extent to which consumers eat meals away from home;

•	certain factors affecting our franchisees, including the business and financial viability of franchisees, the timely payment of such franchisees’ obligations due to us or to national or local advertising organizations, and the ability of our franchisees to open new restaurants in accordance with their development commitments, including their ability to finance restaurant development and remodels;

•	changes in commodity costs (including beef, chicken and corn), labor, supplies, fuel, utilities, distribution and other operating costs;

•	availability, location and terms of sites for restaurant development by us and our franchisees;

•	development costs, including real estate and construction costs;

•	delays in opening new restaurants or completing remodels of existing restaurants, including risks associated with the Image Activation program;

•	the timing and impact of acquisitions and dispositions of restaurants;

•	anticipated or unanticipated restaurant closures by us and our franchisees;

•	our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Wendy’s restaurants successfully;

•	availability of qualified restaurant personnel to us and to our franchisees, and the ability to retain such personnel;

•	our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Wendy’s restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

•	availability and cost of insurance;

•	adverse weather conditions;

•	availability, terms (including changes in interest rates) and deployment of capital;

•	changes in, and our ability to comply with, legal, regulatory or similar requirements, including franchising laws, accounting standards, payment card industry rules, overtime rules, minimum wage rates, wage and hour laws, government-mandated health care benefits, tax legislation, federal ethanol policy and accounting standards;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

•	the effects of charges for impairment of goodwill or for the impairment of other long-lived assets;

•	the effects of war or terrorist activities, or security breaches of our computer system;

•	the difficulty in predicting the ultimate costs associated with the sale of company-owned restaurants to franchisees, employee termination costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants, and the future impact to the Company’s earnings, restaurant operating margins, cash flow and depreciation;

•	the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce its general and administrative expense, and the future impact on the Company’s earnings;

•	the possibility that the Company will not be able to recapitalize its balance sheet on acceptable terms, as well as risks associated with such plan, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital following completion of a recapitalization transaction; and

•	other risks and uncertainties affecting us and our subsidiaries referred to in our Annual Report on Form 10-K for the year ended December 28, 2014 and in our other current and periodic filings with the SEC.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by Federal securities laws. In addition, it is our policy generally not to endorse any projections regarding future performance that may be made by third parties.

THE COMPANY

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes approximately 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide.

For a description of our business, financial condition, results of operations and other important information regarding the Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are organized under the laws of the State of Delaware. Our principal executive offices are located at One Dave Thomas Blvd., Dublin, Ohio 43017, telephone (614) 764-3100.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 28, 2014, which is incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, “earnings” represents pre-tax income from continuing operations attributable to The Wendy’s Company, excluding earnings and distributions from equity investees, plus fixed charges. “Fixed charges” consists of interest expense, amortization of debt financing costs, and one-third of rent expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Quarter Ended	Year Ended
	March 29, 2015	December 28, 2014	December 29, 2013	December 30, 2012	January 1, 2012	January 2, 2011
Ratio of earnings to fixed charges (1)	2.96	3.43	1.68	0.92(2)	1.22	1.13

(1)	Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preference dividends is the same as the ratio of earnings to fixed charges.

(2)	Earnings were insufficient to cover fixed charges by $10.2 million in the year ended December 30, 2012.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment or refinancing of debt, the financing of possible acquisitions or investments, dividends or stock repurchases.

We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our common stock and preferred stock sets forth certain general terms and provisions of our common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of Delaware law. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our restated certificate of incorporation and our amended and restated by-laws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock currently consists of 1,500,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of April 30, 2015, we had 363,167,737 outstanding shares of common stock. As of April 30, 2015, we had no shares of preferred stock outstanding. As of April 30, 2015, there were approximately 30,804 holders of record of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote, including the election of directors. The outstanding shares of common stock are fully paid and nonassessable. Additional authorized but unissued shares of common stock may be issued by our board of directors without the approval of our stockholders.

Pre-emptive Rights

Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in our certificate of incorporation. Our certificate of incorporation does not provide that the stockholders are entitled to pre-emptive rights. Under our certificate of incorporation, the Company is prohibited from issuing its preferred stock to affiliates of the Company, unless offered ratably to the holders of its common stock, subject to an exception in the case that the Company is in financial distress and the reliance on the exception is approved by the audit committee of the board of directors.

Certain Anti-takeover Provisions

Certain provisions in our certificate of incorporation are intended to discourage or delay a hostile takeover of control of the Company. These provisions, in general terms, (i) provide that the number of directors shall not be less than seven nor more than 15, with the exact number to be determined from time to time by a majority of the board of directors then in office; (ii) provide that vacancies on the board of directors resulting from an increase in size, removal of directors or otherwise may be filled only by a majority of the remaining directors then in office; (iii) provide certain advance notice procedures for stockholder proposals and director nominations; and (iv) provide certain limitations and requirements on the ability of stockholders to call special meetings. Each of the provisions has particular anti-takeover effects associated with it, and these effects together with a more detailed description of each provision are set forth below. In addition, the anti-takeover provisions are interrelated and have cumulative anti-takeover effects.

The principal purpose of these provisions is to provide a measure of assurance that a stockholder or group of stockholders owning a controlling interest in the Company’s stock does not exercise its voting power in a manner which our board of directors believes would be to the detriment of the remaining stockholders. The provisions are further intended to make it more difficult for a hostile or unfriendly party to obtain control over the Company by replacing the board of directors.

Size of the Board of Directors and Filling Vacancies on the Board of Directors

Our certificate of incorporation states that our board of directors must consist of not less than seven nor more than 15 members; provided, however, that the maximum number may be increased to reflect the rights of holders of preferred stock to elect directors in certain circumstances. The exact number of directors is to be fixed by a majority vote of the directors then in office and such authority of the board of directors is exclusive. Under our certificate of incorporation, vacancies that may occur between annual meetings, including vacancies caused by an increase in the number of directors, may be filled only by a majority of the remaining directors then in office, even if less than a quorum, subject to the rights of holders of any class or series of preferred stock to elect directors. In addition, our certificate of incorporation provides that any new director elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the director for which the vacancy occurred and that no decrease in the number of directors shall shorten the term of any incumbent director. The purpose of including these provisions with respect to the size of the board of directors and the filling of vacancies in our certificate of incorporation is to prevent the elimination of such provisions through an amendment to our by-laws by a stockholder or group of stockholders owning or controlling a substantial voting block that would permit stockholders directly to increase the size of the board of directors and to fill vacancies resulting therefrom or otherwise, and thereby enable such stockholder or group of stockholders to elect its own nominees to the vacancies. Such an amendment to our by-laws would be possible because, under Delaware law, stockholders may amend our by-laws without prior approval of our board of directors, whereas our certificate of incorporation may be amended only if our board of directors first approves and recommends such action to stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation establishes advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics at annual stockholders’ meetings.

Stockholders must notify the secretary of the Company in writing prior to the meeting at which the matters are to be acted upon or the directors are to be elected. The notice must contain the information specified in our certificate of incorporation, including, but not limited to, information with respect to the beneficial ownership of our stock by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our stock. To be timely, the notice must be received at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the prior year’s annual meeting or no annual meeting of stockholders was held during the prior year, to be timely, notice by the stockholder must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting and the 10th day following the day on which we notify stockholders of the date of the annual meeting by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting and the 10th day following the day on which we notify stockholders of the date of the special meeting by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Special Meetings of Stockholders

Our certificate of incorporate provides that special meetings of stockholders may be called only (i) at the direction of (a) a majority of our entire board of directors, (b) the chairman of our board of directors, (c) the vice chairman of our board of directors or (d) our chief executive officer or (ii) by our secretary at the written request of holders of record of at least 20% in voting power of our outstanding capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date fixed in accordance with our certificate of incorporation, subject to the notice, information and other requirements set forth in our certificate of incorporation. These provisions may preclude some stockholders from calling a special meeting or bringing matters before the stockholders at a special meeting.

Amendment of Certificate of Incorporation and By-laws

Our certificate of incorporation may be amended in accordance with Delaware law. Our by-laws may be altered, amended or repealed, or new by-laws adopted, by (i) the affirmative vote of stockholders holding not less than a majority of the shares entitled to vote on the election of directors, or (ii) the affirmative vote of not less than two-thirds of the entire board of directors that would then be in office if no vacancies existed, except that the provision in our by-laws requiring the headquarters of the Wendy’s brand to be in the greater Columbus, Ohio area until September 29, 2018 cannot be altered, amended or repealed by our board of directors.

Indemnification of Directors and Officers

The Company may indemnify any person who is made a party to any suit or proceeding on account of being a director, officer or employee of the Company against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. In a criminal proceeding, the standard is that the person had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation and by-laws provide that, to the extent not prohibited by law, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of our certificate of incorporation or by-laws, or Delaware law, will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts.

The Company enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements do not provide indemnification to the extent that the indemnitee is indemnified and has actually received payment from the Company under its certificate of incorporation, by-laws, directors’ and officers’ liability insurance, or otherwise. Additionally, the indemnification agreements do not provide indemnification (i) for the return by the indemnitee of any illegal remuneration paid to him or her; (ii) for any profits payable by the indemnitee to the Company pursuant to Section 16(b) of the Exchange Act; (iii) for any liability resulting from the indemnitee’s knowingly fraudulent, dishonest or willful misconduct; or (iv) for any amount the payment of which is not permitted by applicable law.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, our certificate of incorporation includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived any improper personal benefit.

The Company has the power to purchase and maintain insurance in respect of its indemnification obligations. The Company carries directors’ and officers’ liability insurance covering losses up to specified amounts.

Under Delaware law, a member of our board of directors, or a member of any committee designated by our board of directors, will, in the performance of his or her duties, be fully protected in relying in good faith upon the Company’s records and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of our board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by the Company or on its behalf.

Dividend Rights

Our by-laws provide that our board of directors, from time to time, may determine whether any, and, if any, what part of the net profits of the Company, or of its net assets in excess of its capital, available therefor pursuant to law and our certificate of incorporation, shall be declared as dividends on the stock of the Company.

Voting Rights

The holders of our common stock possess voting power for the election of directors and for all other corporate purposes. Each share of common stock is entitled to one vote on each matter properly brought before the stockholders for their vote. Holders of common stock are not entitled to cumulate votes in director elections.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of the Company, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding must first be satisfied in full. Following such payments, the holders of our common stock will be entitled to receive their ratable and proportionate share of any remaining assets of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for The Wendy’s Company’s common stock is American Stock Transfer & Trust Company.

Other Rights

Holders of our common stock have no subscription, redemption, conversion or exchange rights. Holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

General

Our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock, par value $.10 per share, in one or more series and to fix the designations, powers, preferences, privileges and relative participation, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock.

Rank

The shares of preferred stock of any series will have the rank set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

Dividends

The certificate of designation setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends, before any declaration or payment of any dividends on securities ranking junior to such series relating to dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange

The certificate of designation setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

Redemption

If so specified in the certificate of designation setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior to such series relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable certificate of designation and described in the relevant prospectus supplement.

Voting Rights

The holders of shares of preferred stock will have the voting rights provided by the applicable certificate of designation and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

THE DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, as Senior Indenture Trustee (the “senior indenture”). The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive any payments.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are incorporated by reference as exhibits or filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect to which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates, if any, per annum at which the debt securities will bear interest, if any, or the manner in which such rates are determined, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•	the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•	the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which the debt securities will be issuable;

•	provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s common stock or other securities;

•	if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•	if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•	provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These securities are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries or other persons. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

General

The subordinated debt securities and any related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and any guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flows of our subsidiaries and the distribution or other payment to us of such earnings or cash flows. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of The Wendy’s Company and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, the Company will not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

(1) the entity formed by such consolidation or into which the Company is merged or the entity that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants of the Company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days’, but not more than 45 days’, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

The terms of any series of debt securities may provide that any optional redemption may be subject to one or more conditions precedent, including, but not limited to, the completion of any equity or debt financing, or may be subject to rescission upon the occurrence of other events.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect (except as to any surviving rights of conversion or registration of transfer or exchange of the applicable series of the debt securities, as provided in the indenture) as to all outstanding debt securities of a series, when:

(a) either:

1.	all of the applicable series of the debt securities that have been authenticated and delivered (except lost, stolen or destroyed securities which have been replaced or paid and securities for whose payment money has been held in trust) have been delivered to the Trustee for cancellation; or

2.	all of the applicable series of debt securities not delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited with the Trustee, in trust, an amount of money sufficient to pay and discharge the entire indebtedness on such series of debt securities, for principal of and premium, if any, and interest to the date of such deposit or the stated maturity or redemption date, as the case may be;

(b) we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of such series; and

(c) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b) need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of the Company’s or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2) to add to the covenants of the Company or any guarantor, if any, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10) to secure any series of debt securities;

(11) to add guarantees in respect of any series or all of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security (other than the provisions of any series of debt securities which relate to the purchase or repayment of such series of debt securities upon the occurrence of a specified event), or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity or the stated maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), or alter the provisions of the applicable indenture so as to affect adversely in any material respect the terms, if any, of conversion of any debt securities into common stock or other securities;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture and their consequences;

•	modify any of the provisions of applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby;

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the stated maturity of such debt securities (or in the case of redemption, on or after the redemption date); or

•	amend or modify the provisions of the applicable indenture related to guarantees in any matter adverse in any material respect to the rights of the holders of the outstanding debt securities of any series.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

U.S. Bank National Association will be the Trustee under each indenture. The Trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for the depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock, shares of preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, government securities or any of the other securities that we may sell under this prospectus in the future. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, any material United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other material information.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units will be passed upon for us by Paul, Weiss, Rifkind, Wharton  & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Wendy’s Company as of December 28, 2014 and December 29, 2013 and for each of the three years in the period ended December 28, 2014, and the related financial statement schedule of The Wendy’s Company, incorporated in this prospectus by reference from The Wendy’s Company’s Annual Report on Form 10-K for the year ended December 28, 2014, and the effectiveness of The Wendy’s Company’s internal control over financial reporting as of December 28, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of TIMWEN Partnership as of December 28, 2014 and December 29, 2013, and for each of the three years in the period ended December 28, 2014, incorporated in this prospectus by reference to The Wendy’s Company’s Annual Report on Form 10-K for the year ended December 28, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

May 13, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses payable by The Wendy’s Company (“we,” “us,” or “our,” or “The Wendy’s Company”) in connection with the issuance and distribution of the securities being registered, except for underwriting discounts and commissions. All the amounts shown are estimates. All of such expenses (other than SEC registration fees for certain selling stockholders) are being borne by The Wendy’s Company.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Miscellaneous		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The restated certificate of incorporation (the “Charter”) of The Wendy’s Company (the “Company”) provides indemnification to the extent not prohibited by Delaware law. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”).

The Charter provides that the Company shall indemnify any person who is or was a director or officer of the Company or is or was serving in any capacity at the request of the Company for any Other Entity. In addition, persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to an Other Entity at the request of the Company to the extent that the board of directors of the Company (the “Board”) at any time specifies that such persons are entitled to such indemnification. The Charter provides that any director or officer of the Company serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Company or (b) any employee benefit plan of the Company or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Company.

Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as

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authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard of conduct set forth above as determined by a majority of the disinterested directors or a committee of such directors designated by majority vote of such directors, by independent legal counsel or by the stockholders.

The Charter provides that the Company shall reimburse or advance expenses, including attorneys’ fees and disbursements, to any director or officer or other person entitled to indemnification in advance of the final disposition of a proceeding. However, if required by the DGCL, such expenses may only be paid in advance upon receipt by the Company of an undertaking, by or on behalf of such director or officer (or other person entitled to indemnification), to repay the amount so advanced if it shall ultimately be determined by final judicial decision from which there is no right to appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

The Charter provides that the rights to indemnification and reimbursement or advancement of expenses shall be enforceable by any person entitled to such indemnification, reimbursement or advancement in any court of competent jurisdiction, and the burden of proving that such indemnification, reimbursement or advancement is not appropriate shall be on the Company. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to indemnification or reimbursement or advancement of expenses, in whole or in part.

The Charter expressly provides that the right to indemnification thereunder is a right and that no repeal or modification of the provisions in the Charter relating to indemnification shall affect any rights or obligations with respect thereto. Any person entitled to indemnification or reimbursement or advancement of expenses pursuant to the Charter may elect to have such right interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification, reimbursement or advancement is sought.

The Company also enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements do not provide indemnification to the extent that the indemnitee is indemnified and has actually received payment from the Company under the Charter, its by-laws, its directors’ and officers’ liability insurance, or otherwise. Additionally, the indemnification agreements do not provide indemnification (i) for the return by the indemnitee of any illegal remuneration paid to him or her; (ii) for any profits payable by the indemnitee to the Company pursuant to Section 16(b) of the Exchange Act; (iii) for any liability resulting from the indemnitee’s knowingly fraudulent, dishonest or willful misconduct; or (iv) for any amount the payment of which is not permitted by applicable law.

Determinations as to whether an indemnitee is entitled to be paid under the indemnification agreements may be made by the majority vote of a quorum of disinterested directors, independent legal counsel selected by the Board, a majority of disinterested Company stockholders or by a final adjudication of a court of competent jurisdiction. In the event that the Company undergoes a “Change of Control” (as defined in the indemnification agreements) all such determinations shall be made by special independent counsel selected by the indemnitee and approved by the Company, which approval may not be unreasonably withheld, or by a court of competent jurisdiction. In certain circumstances, an indemnitee may require the Company to establish a trust fund to assure that funds will be available to pay any amounts which may be due such indemnitee under an indemnification agreement.

As permitted by Section 102(b)(7) of the DGCL, the Charter includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived any improper personal benefit.

Finally, the Charter authorizes the Company, as permitted by the DGCL, to purchase directors’ and officers’ liability insurance. The Company carries directors’ and officers’ liability insurance covering losses up to specified amounts.

In addition, the by-laws of the Company (as amended and restated to date, the “By-Laws”), also provide indemnification to its directors and officers to the extent not prohibited by Delaware law.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL, the Charter, the By-Laws and the referenced indemnification agreements.

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ITEM 16. EXHIBITS

No.	Description

1.1†	Form of underwriting agreement for debt securities.

1.2†	Form of underwriting agreement for equity securities.

1.3†	Form of underwriting agreement for depositary shares.

1.4†	Form of underwriting agreement for purchase contracts.

1.5†	Form of underwriting agreement for units.

4.1	Restated Certificate of Incorporation of The Wendy’s Company, as filed with the Secretary of State of the State of Delaware on May 24, 2012, incorporated herein by reference to Exhibit 3.1 of The Wendy’s Company Current Report on Form 8-K filed on May 25, 2012 (SEC file no. 001-02207).

4.2	By-laws of The Wendy’s Company (as amended and restated through May 24, 2012), incorporated herein by reference to Exhibit 3.2 of The Wendy’s Company Current Report on Form 8-K filed on May 25, 2012 (SEC file no. 001-02207).

4.3	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).

4.4	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).

4.5†	Form of Deposit Agreement.

4.6†	Form of Depositary Receipt.

4.7†	Form of Warrant Agreement.

4.8†	Form of Warrant.

4.9†	Form of Purchase Contract.

4.10†	Form of Unit Agreement.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Computation of ratio of earnings to fixed charges of The Wendy’s Company.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

24.1	Powers of attorney related to the Company (included on the signature page of this Form S-3 and incorporated herein by reference).

25.1	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Senior Indenture.

25.2	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Subordinated Indenture.

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

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ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on May 13, 2015.

THE WENDY’S COMPANY

By:	/s/ Emil J. Brolick
Name:	Emil J. Brolick
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Emil J. Brolick, Todd A. Penegor and R. Scott Toop, or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 13, 2015.

Signature	Title

/s/ Nelson Peltz Nelson Peltz	Chairman and Director

/s/ Peter W. May Peter W. May	Vice Chairman and Director

/s/ Emil J. Brolick Emil J. Brolick	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Edward P. Garden Edward P. Garden	Director

/s/ Janet Hill Janet Hill	Director

/s/ Joseph A. Levato Joseph A. Levato	Director

/s/ J. Randolph Lewis J. Randolph Lewis	Director

/s/ Michelle J. Mathews-Spradlin Michelle J. Mathews-Spradlin	Director

Signature	Title

/s/ Peter H. Rothschild Peter H. Rothschild	Director

/s/ David E. Schwab II David E. Schwab II	Director

/s/ Jack G. Wasserman Jack G. Wasserman	Director

/s/ Todd A. Penegor Todd A. Penegor	Executive Vice President, Chief Financial Officer and International (Principal Financial Officer)

/s/ Scott A. Kriss Scott A. Kriss	Senior Vice President, Chief Accounting and Tax Officer (Principal Accounting Officer)

EXHIBITS

No.	Description

1.1†	Form of underwriting agreement for debt securities.

1.2†	Form of underwriting agreement for equity securities.

1.3†	Form of underwriting agreement for depositary shares.

1.4†	Form of underwriting agreement for purchase contracts.

1.5†	Form of underwriting agreement for units.

4.1	Restated Certificate of Incorporation of The Wendy’s Company, as filed with the Secretary of State of the State of Delaware on May 24, 2012, incorporated herein by reference to Exhibit 3.1 of The Wendy’s Company Current Report on Form 8-K filed on May 25, 2012 (SEC file no. 001-02207).

4.2	By-laws of The Wendy’s Company (as amended and restated through May 24, 2012), incorporated herein by reference to Exhibit 3.2 of The Wendy’s Company Current Report on Form 8-K filed on May 25, 2012 (SEC file no. 001-02207).

4.3	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).

4.4	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).

4.5†	Form of Deposit Agreement.

4.6†	Form of Depositary Receipt.

4.7†	Form of Warrant Agreement.

4.8†	Form of Warrant.

4.9†	Form of Purchase Contract.

4.10†	Form of Unit Agreement.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Computation of ratio of earnings to fixed charges of The Wendy’s Company.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

24.1	Powers of attorney related to the Company (included on the signature page of this Form S-3 and incorporated herein by reference).

25.1	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Senior Indenture.

25.2	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Subordinated Indenture.

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.